DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2023 Financial Results

San Francisco – March 9, 2023 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fourth quarter and fiscal year ended January 31, 2023.

“We finished the year strong, delivering across our key financial metrics and making tangible progress on our strategic priorities. We are reshaping DocuSign to invest in our innovation roadmap and self-service capabilities.” said Allan Thygesen, CEO of DocuSign. “Looking ahead, we aim to drive profitable growth at scale by executing our mission of smarter, easier, and trusted agreements.”

Fourth Quarter Financial Highlights

▪Total revenue was $659.6 million, an increase of 14% year-over-year. Subscription revenue was $643.7 million, an increase of 14% year-over-year. Professional services and other revenue was $15.9 million, a decrease of 5% year-over-year.
▪Billings were $739.0 million, an increase of 10% year-over-year.
▪GAAP gross margin was 79%, compared to 77% in the same period last year. Non-GAAP gross margin was 83% compared to 81% in the same period last year.
▪GAAP net income per basic share was $0.02 on 202 million shares outstanding compared to a loss of $0.15 on 199 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.02 on 206 million shares outstanding compared to a loss of $0.15 on 199 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.65 on 206 million shares outstanding compared to $0.48 on 207 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $137.1 million compared to $87.8 million in the same period last year.
▪Free cash flow was $113.0 million compared to $70.3 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.2 billion at the end of the quarter.

Fiscal 2023 Financial Highlights

▪Total revenue was $2.5 billion, an increase of 19% year-over-year. Subscription revenue was $2.4 billion, an increase of 20% year-over-year. Professional services and other revenue was $73.7 million, an increase of 5% year-over-year.
▪Billings were $2.7 billion, an increase of 13% year-over-year.
▪GAAP gross margin was 79%, compared to 78% in fiscal 2022. Non-GAAP gross margin was 82% for both periods.
▪GAAP net loss per basic and diluted share was $0.49 on 201 million shares outstanding compared to $0.36 on 197 million shares outstanding in fiscal 2022.
▪Non-GAAP net income per diluted share was $2.03 on 206 million shares outstanding compared to $1.98 on 208 million shares outstanding in fiscal 2022.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

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DOCUSIGN, INC.
Operational and Other Financial Highlights

•Executive Appointments. DocuSign appointed the following new key leaders:
▪Robert Chatwani as President & General Manager, Growth. Prior to joining DocuSign, Robert was at Atlassian where he served as Chief Marketing Officer. Prior to Atlassian, Robert served as Chief Revenue & Marketing Officer for social e-commerce platform Spring. He also spent more than a decade at eBay, ending his tenure as CMO of North America.
▪Anwar Akram as Chief Operating Officer. Anwar joins DocuSign from Google where he was most recently VP of Operational Effectiveness leading cross-functional initiatives to improve operational productivity. Prior to Google, Anwar also held executive and leadership roles at Microsoft and McKinsey & Company.
•Named Customers’ Choice in 2022 Gartner® Peer Insights™ ‘Voice of the Customer': Electronic Signature. DocuSign was recognized by customers on Gartner Peer Insights as a Customers’ Choice in the December 2022 Gartner Peer Insights 'Voice of the Customer': Electronic Signature. Of the 12 solutions included, DocuSign had the highest number of reviews and is the only e-signature vendor recognized with the Gartner Peer Insights Customers’ Choice distinction for meeting or exceeding both the market average for Overall Experience and User Interest and Adoption.

Outlook

The company currently expects the following guidance:

▪Quarter ending April 30, 2023 (in millions, except percentages):

Total revenue	$639	to	$643
Subscription revenue	$625	to	$629
Billings	$615	to	$625
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	21%	to	22%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

▪Fiscal year ending January 31, 2024 (in millions, except percentages):

Total revenue	$2,695	to	$2,707
Subscription revenue	$2,633	to	$2,645
Billings	$2,705	to	$2,725
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	21%	to	23%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.
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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 9, 2023 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 23, 2023, using the passcode 13736321.

About DocuSign

DocuSign helps organizations connect and automate how they navigate their systems of agreement. As part of its industry leading product lineup, DocuSign offers eSignature, the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.3 million customers and more than a billion users in over 180 countries use the DocuSign platform to accelerate the process of doing business and simplify people’s lives. For more information, visit http://www.docusign.com.

Copyright 2022. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial conditions and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, rising and fluctuating interest rates and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers' needs and rapid technological change; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.
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DOCUSIGN, INC.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. Additional risks and uncertainties that could affect our financial results are included in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the quarter ended October 31, 2022 filed on December 8, 2022 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time. It is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, restructuring and other related charges, tax impact related to an intercompany IP transfer, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, we determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

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DOCUSIGN, INC.
Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue:
Subscription	$643,677	$564,006	$2,442,177	$2,037,272
Professional services and other	15,899	16,822	73,738	69,941
Total revenue	659,576	580,828	2,515,915	2,107,213
Cost of revenue:
Subscription	110,463	96,556	426,077	343,661
Professional services and other	26,963	34,898	110,011	122,790
Total cost of revenue	137,426	131,454	536,088	466,451
Gross profit	522,150	449,374	1,979,827	1,640,762
Operating expenses:
Sales and marketing	304,649	299,417	1,242,711	1,076,527
Research and development	125,891	110,692	480,584	393,362
General and administrative	91,641	64,443	316,228	232,757
Restructuring and other related charges	253	—	28,335	—
Total operating expenses	522,434	474,552	2,067,858	1,702,646
Loss from operations	(284)	(25,178)	(88,031)	(61,884)
Interest expense	(1,652)	(1,617)	(6,389)	(6,443)
Interest income and other income (expense), net	7,366	(2,621)	4,539	1,413
Income (loss) before provision for income taxes	5,430	(29,416)	(89,881)	(66,914)
Provision for income taxes	567	1,029	7,573	3,062
Net income (loss)	$4,863	$(30,445)	$(97,454)	$(69,976)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.15)	$(0.49)	$(0.36)
Diluted	$0.02	$(0.15)	$(0.49)	$(0.36)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders:
Basic	201,894	198,687	200,903	196,675
Diluted	206,260	198,687	200,903	196,675

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$11,644	$9,500	$46,916	$31,152
Cost of revenue—professional services and other	7,431	8,096	25,758	27,347
Sales and marketing	55,760	52,040	222,334	186,759
Research and development	41,278	31,712	149,967	108,523
General and administrative	29,810	16,659	88,125	54,761
Restructuring and other related charges	36	—	5,626	—

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	January 31, 2023	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$721,895	$509,059
Investments—current	309,771	293,763
Accounts receivable, net	516,914	440,950
Contract assets—current	12,437	12,588
Prepaid expenses and other current assets	69,987	63,236
Total current assets	1,631,004	1,319,596
Investments—noncurrent	186,049	94,938
Property and equipment, net	199,892	184,664
Operating lease right-of-use assets	141,493	126,021
Goodwill	353,619	355,058
Intangible assets, net	70,280	98,816
Deferred contract acquisition costs—noncurrent	350,899	311,835
Other assets—noncurrent	79,484	50,337
Total assets	$3,012,720	$2,541,265
Liabilities and Equity
Current liabilities
Accounts payable	$24,393	$52,804
Accrued expenses and other current liabilities	100,987	91,377
Accrued compensation	163,133	160,163
Convertible senior notes—current	722,887	—
Contract liabilities—current	1,172,867	1,029,891
Operating lease liabilities—current	24,055	37,404
Total current liabilities	2,208,322	1,371,639
Convertible senior notes, net—noncurrent	—	718,487
Contract liabilities—noncurrent	16,925	16,725
Operating lease liabilities—noncurrent	141,348	126,340
Deferred tax liability—noncurrent	10,723	9,316
Other liabilities—noncurrent	18,115	23,255
Total liabilities	2,395,433	2,265,762
Stockholders’ equity
Common stock	20	20
Treasury stock	(1,785)	(1,532)
Additional paid-in capital	2,240,732	1,720,013
Accumulated other comprehensive loss	(22,996)	(4,809)
Accumulated deficit	(1,598,684)	(1,438,189)
Total stockholders’ equity	617,287	275,503
Total liabilities and equity	$3,012,720	$2,541,265

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$4,863	$(30,445)	$(97,454)	$(69,976)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	22,279	20,750	86,255	81,913
Amortization of deferred contract acquisition and fulfillment costs	50,664	43,683	185,045	144,442
Amortization of debt discount and transaction costs	1,245	1,250	4,970	5,098
Non-cash operating lease costs	7,033	6,643	27,501	26,819
Stock-based compensation expense	145,961	118,006	538,726	408,542
Deferred income taxes	(1,348)	3,729	1,697	1,369
Other	2,183	4,274	15,723	9,871
Changes in operating assets and liabilities
Accounts receivable	(94,302)	(135,349)	(75,964)	(117,380)
Prepaid expenses and other current assets	2,555	5,816	(5,038)	(7,074)
Deferred contract acquisition and fulfillment costs	(70,695)	(59,447)	(232,315)	(207,393)
Other assets	(6,612)	(206)	(22,319)	(11,496)
Accounts payable	(24,701)	5,445	(26,440)	12,148
Accrued expenses and other liabilities	6,467	(1,058)	7,340	10,828
Accrued compensation	14,046	23,909	(1,781)	1,128
Contract liabilities	86,353	89,435	143,177	250,482
Operating lease liabilities	(8,934)	(8,642)	(42,364)	(32,854)
Net cash provided by operating activities	137,057	87,793	506,759	506,467
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	—	(6,388)
Purchases of marketable securities	(131,461)	(81,366)	(533,710)	(384,128)
Sales of marketable securities	—	4,499	—	7,569
Maturities of marketable securities	112,148	90,113	423,917	283,184
Purchases of strategic and other investments	(125)	(1,000)	(3,750)	(1,750)
Purchases of property and equipment	(24,064)	(17,470)	(77,654)	(61,396)
Net cash used in investing activities	(43,502)	(5,224)	(191,197)	(162,909)
Cash flows from financing activities:
Repayments of convertible senior notes	—	(13,071)	(16)	(77,906)
Repurchases of common stock	—	—	(63,041)	—
Payment of tax withholding obligation on RSU settlement and ESPP purchase	(17,283)	(63,412)	(84,403)	(386,521)
Proceeds from exercise of stock options	1,669	2,553	12,678	23,729
Proceeds from employee stock purchase plan	—	—	36,526	46,077
Net cash used in financing activities	(15,614)	(73,930)	(98,256)	(394,621)
Effect of foreign exchange on cash, cash equivalents and restricted cash	10,868	(3,122)	(3,784)	(5,594)
Net increase (decrease) in cash, cash equivalents and restricted cash	88,809	5,517	213,522	(56,657)
Cash, cash equivalents and restricted cash at beginning of period (1)	634,392	504,162	509,679	566,336
Cash, cash equivalents and restricted cash at end of period (1)	$723,201	$509,679	$723,201	$509,679
(1) Cash, cash equivalents and restricted cash included restricted cash of $1.3 million and $0.6 million as of January 31, 2023 and January 31, 2022.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
GAAP gross profit	$522,150	$449,374	$1,979,827	$1,640,762
Add: Stock-based compensation	19,075	17,596	72,674	58,499
Add: Amortization of acquisition-related intangibles	2,382	2,403	9,613	11,670
Add: Employer payroll tax on employee stock transactions	392	829	2,184	7,524
Add: Lease-related impairment and lease-related charges	412	—	1,090	—
Non-GAAP gross profit	$544,411	$470,202	$2,065,388	$1,718,455
GAAP gross margin	79%	77%	79%	78%
Non-GAAP adjustments	4%	4%	3%	4%
Non-GAAP gross margin	83%	81%	82%	82%

GAAP subscription gross profit	$533,214	$467,450	$2,016,100	$1,693,611
Add: Stock-based compensation	11,644	9,500	46,916	31,152
Add: Amortization of acquisition-related intangibles	2,382	2,403	9,613	11,670
Add: Employer payroll tax on employee stock transactions	243	417	1,393	3,703
Add: Lease-related impairment and lease-related charges	126	—	447	—
Non-GAAP subscription gross profit	$547,609	$479,770	$2,074,469	$1,740,136
GAAP subscription gross margin	83%	83%	83%	83%
Non-GAAP adjustments	2%	2%	2%	2%
Non-GAAP subscription gross margin	85%	85%	85%	85%

GAAP professional services and other gross loss	$(11,064)	$(18,076)	$(36,273)	$(52,849)
Add: Stock-based compensation	7,431	8,096	25,758	27,347
Add: Employer payroll tax on employee stock transactions	149	412	791	3,821
Add: Lease-related impairment and lease-related charges	286	—	643	—
Non-GAAP professional services and other gross loss	$(3,198)	$(9,568)	$(9,081)	$(21,681)
GAAP professional services and other gross margin	(70)%	(107)%	(49)%	(76)%
Non-GAAP adjustments	50%	50%	37%	45%
Non-GAAP professional services and other gross margin	(20)%	(57)%	(12)%	(31)%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
GAAP sales and marketing	$304,649	$299,417	$1,242,711	$1,076,527
Less: Stock-based compensation	(55,760)	(52,040)	(222,334)	(186,759)
Less: Amortization of acquisition-related intangibles	(2,571)	(3,205)	(11,093)	(13,100)
Less: Employer payroll tax on employee stock transactions	(910)	(1,960)	(6,160)	(19,628)
Less: Lease-related impairment and lease-related charges	(1,467)	—	(3,820)	—
Non-GAAP sales and marketing	$243,941	$242,212	$999,304	$857,040
GAAP sales and marketing as a percentage of revenue	46%	52%	49%	51%
Non-GAAP sales and marketing as a percentage of revenue	37%	42%	40%	41%

GAAP research and development	$125,891	$110,692	$480,584	$393,362
Less: Stock-based compensation	(41,278)	(31,712)	(149,967)	(108,523)
Less: Employer payroll tax on employee stock transactions	(460)	(1,097)	(3,469)	(10,341)
Less: Lease-related impairment and lease-related charges	(433)	—	(1,252)	—
Non-GAAP research and development	$83,720	$77,883	$325,896	$274,498
GAAP research and development as a percentage of revenue	19%	19%	19%	19%
Non-GAAP research and development as a percentage of revenue	13%	13%	13%	13%

GAAP general and administrative	$91,641	$64,443	$316,228	$232,757
Less: Stock-based compensation	(29,810)	(16,659)	(88,125)	(54,761)
Less: Employer payroll tax on employee stock transactions	(182)	(334)	(1,108)	(4,699)
Less: Acquisition-related expenses	—	—	—	(387)
Less: Lease-related impairment and lease-related charges	(364)	(1,207)	(1,019)	(5,099)
Less: Executive transition costs	—	—	(2,634)	—
Non-GAAP general and administrative	$61,285	$46,243	$223,342	$167,811
GAAP general and administrative as a percentage of revenue	14%	10%	13%	11%
Non-GAAP general and administrative as a percentage of revenue	9%	8%	9%	8%
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DOCUSIGN, INC.
Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
GAAP loss from operations	$(284)	$(25,178)	$(88,031)	$(61,884)
Add: Stock-based compensation	145,923	118,007	533,100	408,542
Add: Amortization of acquisition-related intangibles	4,953	5,608	20,706	24,770
Add: Employer payroll tax on employee stock transactions	1,944	4,220	12,921	42,192
Add: Acquisition-related expenses	—	—	—	387
Add: Lease-related impairment and lease-related charges	2,676	1,207	7,181	5,099
Add: Restructuring and other related charges	253	—	28,335	—
Add: Executive transition costs	—	—	2,634	—
Non-GAAP income from operations	$155,465	$103,864	$516,846	$419,106
GAAP operating margin	—%	(4)%	(3)%	(3)%
Non-GAAP adjustments	24%	22%	24%	23%
Non-GAAP operating margin	24%	18%	21%	20%

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DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income (loss)	$4,863	$(30,445)	$(97,454)	$(69,976)
Add: Stock-based compensation	145,923	118,007	533,100	408,542
Add: Amortization of acquisition-related intangibles	4,953	5,608	20,706	24,770
Add: Employer payroll tax on employee stock transactions	1,944	4,220	12,921	42,192
Add: Acquisition-related expenses	—	—	—	387
Add: Amortization of debt discount and issuance costs	1,291	1,250	4,970	5,098
Less: Fair value adjustments to strategic investments	4,073	—	3,689	(5,270)
Add: Lease-related impairment and lease-related charges	2,676	1,207	7,181	5,099
Add: Restructuring and other related charges	253	—	28,335	—
Add: Executive transition costs	—	—	2,634	—
Add: Income Tax effect of non-GAAP adjustments(1)	(32,742)	—	(97,158)	—
Non-GAAP net income	$133,234	$99,847	$418,924	$410,842

Numerator:
Non-GAAP net income	$133,234	$99,847	$418,924	$410,842
Add: Interest expense on convertible senior notes	46	25	29	37
Non-GAAP net income attributable to common stockholders, diluted	$133,280	$99,872	$418,953	$410,879

Denominator:
Weighted-average common shares outstanding, basic	201,894	198,687	200,903	196,675
Effect of dilutive securities	4,366	8,474	5,595	11,322
Non-GAAP weighted-average common shares outstanding, diluted	206,260	207,161	206,498	207,997

GAAP net income (loss) per share, basic	$0.02	$(0.15)	$(0.49)	$(0.36)
GAAP net income (loss) per share, diluted	$0.02	$(0.15)	$(0.49)	$(0.36)
Non-GAAP net income per share, basic	$0.66	$0.50	$2.09	$2.09
Non-GAAP net income per share, diluted	$0.65	$0.48	$2.03	$1.98
(1)Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%. Estimating a non-GAAP tax rate of 20%, the income tax effect of non-GAAP adjustments was $19.1 million for the three months ended January 31, 2022 and $79.7 million for the year ended January 31, 2022.

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$137,057	$87,793	$506,759	$506,467
Less: Purchases of property and equipment	(24,064)	(17,470)	(77,654)	(61,396)
Non-GAAP free cash flow	112,993	70,323	429,105	445,071
Net cash (used in) provided by investing activities	(43,502)	(5,224)	(191,197)	(162,909)
Net cash used in financing activities	$(15,614)	$(73,930)	$(98,256)	$(394,621)

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DOCUSIGN, INC.
Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
Revenue	$659,576	$580,828	$2,515,915	$2,107,213
Add: Contract liabilities and refund liability, end of period	1,191,269	1,049,106	1,191,269	1,049,106
Less: Contract liabilities and refund liability, beginning of period	(1,113,131)	(961,243)	(1,049,106)	(800,940)
Add: Contract assets and unbilled accounts receivable, beginning of period	17,945	19,708	18,273	21,021
Less: Contract assets and unbilled accounts receivable, end of period	(16,615)	(18,273)	(16,615)	(18,273)
Non-GAAP billings	$739,044	$670,126	$2,659,736	$2,358,127

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